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                                                                   EXHIBIT 10.13


                              EMPLOYMENT AGREEMENT


          AMERICAN OFFICE PARK PROPERTIES, INC., a California corporation (hereinafter referred to as "EMPLOYER") and RONALD L. HAVNER, JR., a resident of the State of California (hereinafter referred to as "EMPLOYEE"), in consideration of the mutual promises hereinafter set forth, agree as follows:

                                   ARTICLE 1.

                             EMPLOYMENT OF EMPLOYEE

          1.1  Specified Period:  Employer hereby employs Employee and Employee
               ----------------
hereby accepts employment with Employer for a period of two (2) years pursuant to this Agreement beginning the date of the closing of the contribution of properties by Acquiport Two Corporation and Acquiport Three Corporation to Employer pursuant to that certain Contribution Agreement by and between them, such period being referred to as the "EMPLOYMENT TERM."

                                   ARTICLE 2.

                       EMPLOYEE'S DUTIES AND OBLIGATIONS

          2.1  General Duties:  Employee shall serve as the Chairman of the
               --------------
Board, Chief Executive Officer and President of Employer subject to the direction and control of the Employer's Board of Directors. Employee shall be based at the Employer's headquarters,

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currently 701 Western Avenue, Suite 200, Glendale, California 91201, as such may be changed from time to time.

          2.2  Devotion to Employer's Business:
               -------------------------------

               2.2.1 Employee shall devote, during the term of this Agreement, all or substantially all of his professional time, ability and attention to the business of Employer as is necessary to perform his duties and responsibilities inherent in his position in a prudent, reasonable and businesslike manner.

               2.2.2 This Agreement, during its term, shall not be interpreted to prohibit Employee from making passive personal investments, provided that such investments do not materially interfere with the Employee's duties and services required by this Agreement, including, but not limited to, the competitive provisions of Section 2.3 hereof.
                          -----------

          2.3  Competitive Activities:
               ----------------------

               2.3.1 Without the consent in writing of Employer, Employee shall not, during the term of his employment by Employer pursuant to this Agreement ("Employment"), engage in or carry on a "Competing Business" (as defined in Recital E of the Non-Competition Agreement signed of even date herewith between Public Storage, Inc. ("Public Storage"), Employer, American Office Park Properties, L.P., and New York State Common Retirement Fund (the "Non-Competition Agreement")), or in any way have a relationship with, directly or indirectly, either for himself or as a partner, member, stockholder, owner, investor, officer, director, manager, employee, agent, associate, consultant, advisor or in any other capacity, any "Competing Entity" (as defined in the Non-Competition Agreement) or, without Employer's prior written approval, which shall not be unreasonably withheld or delayed, make

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passive investments in such a Competing Entity (e.g., a limited partnership interest or non-managing membership interest); provided, however, this Section
2.3.1 shall not apply to Employee in relation to Public Storage, Inc. or affiliates thereof.


          2.3.2 If a court or other authority having jurisdiction thereof determines that the foregoing competitive restriction is too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested, directed and authorized by the parties hereto to revise the foregoing restriction to include the maximum restriction allowed under the applicable law. The Employee expressly agrees that his breach of the provisions of Section 2.3 would result in irreparable injuries to Employer, that
              -----------
the remedy at law for any such breach will be inadequate and that upon breach of this Section 2.3 Employer, in addition to all other available remedies, shall be
     -----------
entitled as a matter of right to injunctive relief in any court of competent jurisdiction.

          2.3.3 Nothing herein shall prevent or prohibit the Employee, (a) during his Employment, from owning less than five percent (5%) of the outstanding debt or equity securities of (i) any corporation whose securities are listed on any national securities exchange or on the Nasdaq Stock Market or
(ii) any mutual fund or co-mingled investment entity registered under the Investment Company Act, or (b) during his Employment, serving on the board of directors of corporations, in each case, as reasonably approved in writing by the Employer and so long as such directorships do not adversely affect the performance of the Employee's duties hereunder, as determined by the Employer, or do not violate the covenants of Subsection 2.3.1.
                                   ----------------

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                                   ARTICLE 3.

                            OBLIGATIONS OF EMPLOYER

          3.1  General Provision:  Employer shall provide Employee with the
               -----------------
salary, incentives and benefits specified in this Agreement.

          3.2  Office and Staff:  Employer shall provide Employee with a private
               ----------------
office, secretarial support, office equipment, supplies and other facilities and services reasonably suitable to Employee's position and adequate for the performance of his duties.

          3.3  Indemnification:
               ---------------

               3.3.1 To the fullest extent permitted by law, Employee shall be indemnified and held harmless by Employer from and against any and all losses, claims, damages, liabilities (joint and several), expenses (including reasonable legal fees and expenses), costs, charges, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings in which Employee may be involved, or threatened to be involved, as a party or otherwise by reason of Employee's status as an employee, officer or consultant of Employer if (a) Employee acted in good faith and in a manner he in good faith believed to be in, or not opposed to, the best interests of Employer, and, with respect to any criminal proceedings, had no reasonable cause to believe his conduct was unlawful, and (b) Employee's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that Employee acted in a manner contrary to that specified in clause
                                                                          ------
3.3.1(a) or clause 3.31(b) above.
--------    --------------

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                    3.3.2  To the fullest extent permitted by law, reasonable
expenses (including legal fees and expenses) incurred by Employee in defending any claim, demand, action, suit or proceeding shall be advanced by Employer prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by Employer of a written undertaking by or on behalf of Employee to repay such amount if it shall be determined that Employee is not entitled to be indemnified as authorized in this Section.

                    3.3.3 The indemnification provided by this Section shall be in addition to any other rights which Employee may be entitled under any agreement, as a matter of law or otherwise, both as to action in Employee's capacity as an employee or consultant of Employer and to action in any other capacity.

                                   ARTICLE 4.

                            COMPENSATION TO EMPLOYEE

          4.1  Base Salary:  As base compensation for the services to be
               -----------
performed hereunder, Employee shall receive a base annual salary of One Hundred and Eighty Five Thousand Dollars ($185,000) commencing as of the date Employee's employment begins as specified in Section 1.1 of this Agreement. Such base
                                  -----------
salary shall be paid pursuant to the general payroll practices of Employer and shall be subject to increase from time to time, in the sole and absolute discretion of Employer.

          4.2  Annual Bonus:
               ------------

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          4.2.1     For each year, or part thereof, of his Employment Employee will be considered for receipt of an annual bonus. The payment and amount of the bonus shall be determined solely by Employer, in its sole and absolute discretion.

          4.2.2 If this Agreement is terminated by Employer for cause, Employee shall not be entitled to an annual bonus for the fiscal year in which that termination occurs.

          4.2.3     Tax Withholding:  Employer shall have the right to deduct or
                    ---------------
withhold from the compensation due to Employee hereunder any and all sums required for federal, state, local and foreign income tax, Social Security taxes, unemployment insurance taxes, state compensation fund charges, and all other federal, state, local and foreign taxes, assessments and charges, as the case may be, now applicable or that may be enacted and become applicable in the future.

                                   ARTICLE 5.

                               EMPLOYEE BENEFITS

          5.1  Vacation, Illness, Life Insurance and Other Benefits:  Employer
               ----------------------------------------------------
shall provide Employee with vacation and illness time off, life insurance, medical insurance covering Employee and his immediate family, use of an automobile commensurate with Employee's position and current corporate vehicle and such other fringe benefits as are customarily made available to employees of like status employed by Employer, but in no event will such benefits be less favorable to Employee that the benefits provided to employees of like compensation levels at affiliates of Employer.

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                                   ARTICLE 6.

                               BUSINESS EXPENSES

          6.1  Business Expenses:
               -----------------

               6.1.1 Employer shall reimburse Employee for all expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties for Employer during the Employment Term.

               6.1.2 Each such expenditure shall be reimbursable only if Employee furnishes to Employer reasonable and adequate written records and other documentary evidence in accordance with Employer's policies established from time to time and as requested by federal and state law, and regulations issued by the appropriate taxing authorities, for the substantiation of each such expenditure as an income tax deduction.

                                   ARTICLE 7.

                           TERMINATION OF EMPLOYMENT

          7.1  Termination for Cause:
               ---------------------

               7.1.1 Employer reserves the right to terminate this Agreement if: (i) Employee is convicted or pleads nolo contendere to a felony or a crime involving moral turpitude; (ii) Employee willfully and intentionally, not due to disability or illness, habitually fails to perform Employee's duties as specified in this Agreement or willfully and intentionally violates any other express covenant herein and fails to cure said failure within 15 days after specific notice from Employer; or (iii) Employee is found by final judgement of an arbitrator or court of competent jurisdiction to have committed fraud or theft against the Employer.

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          7.1.2     Subject to the notice and cure period set forth in Section
                                                                       -------
7.1.1 above, Employer may at its option terminate this Agreement for the reasons
-----
stated in this Section by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled either at law, in equity or under this Agreement.

           7.1.3     Termination under this Section 7.1 shall be considered "for
                                            -----------
cause" for the purposes of this Agreement.

           7.1.4 In the event the Employee's employment is terminated for cause pursuant to Section 7.1.1, the Employer shall pay to the Employee the
                  -------------
compensation, benefits and reimbursement of reasonable expenses otherwise payable to him as otherwise would have been payable pursuant to this Agreement through the last day of his actual employment by the Employer. The Employer shall have no further obligations to the Employee, and the Employee shall have no further rights, including, without limitation, rights to any compensation, whatsoever under this Agreement.

     7.2  Effect of Merger, Transfer of Assets or Dissolution:
          ----------------------------------------------------

          7.2.1 This Agreement shall terminate by any voluntary or involuntary dissolution of Employer resulting from either a merger or consolidation in which Employer is not the consolidated or surviving corporation, or a transfer of all or substantially all of the assets of Employer; provided, however, that this Section shall not apply in the case of:
(i) any such merger or consolidation approved in writing by Employee and in which the surviving or consolidated entity assumes the obligations of Employer under this Agreement; or (ii) a merger into and with Public Storage Properties XI, Inc. and an assumption of this Agreement by Public Storage Properties XI, Inc.

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          7.2.2     Termination under this Section shall not be considered "for cause" for the purposes of this Agreement. In the event that the Employee is terminated pursuant to this Section, Employee shall be entitled to the same severance as if terminated without cause and, in addition, all options on stock of the Employer granted to Employee in respect of his employment which have not vested and become exercisable shall become exercisable at the time of closing of the transaction which terminates this Agreement pursuant to Section 7.2.1 above.

     7.3  Termination by Employer Without Cause:
          -------------------------------------

          7.3.1 Notwithstanding any provision of this Agreement to the contrary, if Employer terminates this Agreement without cause during its term
(i) Employer shall immediately pay Employee's annual salary, bonus and fringe benefits and reimburse Employee for expenses in each case as set forth herein, earned or reimbursable and unpaid through the effective date of termination, and
(ii), on the effective date of such termination, Employer shall also pay Employee, in a lump sum, (a) the present value of the Employee's annual salary (based on the base salary being earned at the time of the notice of termination) for the remainder of the Employment Term as would otherwise be payable (based on a discount rate of 5%) plus (b) the Employee's last annual bonus, pro rated for the partial fiscal year already passed at the date of termination, so that if 60% of the fiscal year has passed, 60% of the prior years bonus shall be paid, but in no event will the bonus payment payable under this subsection (ii) (b) be less than Employee's annual base salary at the time. In addition, if Employer terminates this Agreement without cause during its term all options on stock of the Employer granted to Employee in respect of his employment which have not vested and

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become exercisable shall become exercisable on the date of termination and shall be exercisable for a period of three months thereafter.

          7.4  Termination by Employee With Cause:  Employee may terminate his
               ----------------------------------
obligations under this Agreement with cause after fifteen (15) days' written notice to Employer fully and accurately describing the cause for termination and Employer fails to cure the breach within such fifteen (15) day period. With "cause" shall mean a material and continuing breach by Employer in failing to pay to Employee amounts to which Employee is entitled under this Agreement. In the event Employee terminates this Agreement pursuant to this Section 7.4, (i)
                                                              -----------
Employer shall immediately pay Employee's annual salary, bonus and fringe benefits and reimburse Employee for expenses in each case as set forth herein, earned or reimbursable and unpaid through the effective date of termination, and
(ii), on the effective date of such termination, Employer shall also pay Employee, in a lump sum, (a) the present value of the Employee's annual salary (based on the base salary being earned at the time of the notice of termination) for the remainder of the Employment Term as would otherwise be payable (based on a discount rate of 5%) plus (b) the Employees last annual bonus, pro rated for the partial fiscal year already past at the date of termination, so that if 60% of the fiscal year has past, 60% of the prior years bonus shall be paid, but in no event will the bonus payment payable under this subsection (ii) (b) be less than Employees annual base salary at the time. In addition, if Employee terminates this Agreement with cause during its term all options on stock of the Employer granted to Employee in respect of his employment which have not vested and become exercisable shall become exercisable on the date of termination and shall be exercisable for a period of three months thereafter.

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                                   ARTICLE 8.

                               GENERAL PROVISIONS

          8.1  Notices:  Any notices to be given hereunder by either party to
               -------
the other may be effected either by personal delivery in writing or by registered or certified mail, postage prepaid with return receipt requested, by nationally recognized overnight courier or by confirmed facsimile at the following addresses or facsimile numbers:

     If to Employee:     Mr. Ronald L. Havner, Jr.
                         1698 Lorrain Road
                         San Marino, California 91108


                         With a copy to:
                         Jeffer, Mangels, Butler & Marmaro LLP
                         2121 Avenue of the Stars
                         Los Angeles, CA 90067
                         Attn: Steven J. Insel
                         Facsimile: (310) 203-0567

     If to Employer:     American Office Park Properties, Inc.
                         701 Western Avenue, Suite 200
                         Glendale, California 91201
                         Facsimile:  (818) 244-9267
                         Attn:  Office of General Counsel

          Notices delivered personally shall be deemed communicated upon actual receipt; mailed notices shall be deemed communicated upon receipt of the mailing; notices sent by overnight courier shall be deemed communicated and received as of one (1) business day after delivery to the overnight courier; and notices sent by facsimile shall be deemed communicated and received as of the time the sender receives written confirmation of the sending of the facsimile.

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          8.2  Attorneys' Fees and Costs:  If any action in law or equity is
               --------------------------
necessary to enforce or interpret the terms of this Agreement, the non-prevailing party shall pay the reasonable attorneys' fees and costs of the prevailing party, unless otherwise provided by law or this Agreement. A party shall not be considered a prevailing party unless he or it prevails in substantially all of his or its position under dispute.

          8.3  Partial Invalidity:  If any provision of this Agreement is held
               ------------------
by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated.

          8.4  Applicable Law:  This Agreement shall be governed by and
               --------------
construed in accordance with the laws of the State of California as now enacted and as may hereafter be modified and/or amended.

          8.5  Construction of Terms:  The terms and provisions of this
               ---------------------
Agreement, which are freely negotiated as between the parties, shall not be construed either in favor of or against either party in the event of any ambiguity or uncertainty.

          8.6  Employee's consultation with Independent Attorney:  Employee
               -------------------------------------------------
expressly acknowledges that Employee has been requested to consult with independent legal counsel of Employee's choosing to review and have explained to Employee the legal significance and legal effect of the terms and conditions of this Agreement prior to Employee's execution of this Agreement. In this regard, Employee expressly acknowledges that the terms of this Agreement were not forced upon Employee by Employer, and that the terms of this Agreement were negotiable and were not "cast in stone," and that Employer has not imposed

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any time deadlines upon Employee with regard to the execution of this Agreement.
Employer agrees to reimburse Employee for legal expenses hereunder up to a maximum of $5,000.

          8.7  Entire Agreement:  This Agreement supersedes any and all other
               ----------------
agreements, either oral or in writing, between the parties with respect to the employment of Employee by Employer, and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.

          8.8  Modifications:  Any modification of this Agreement will be
               -------------
effective only if it is in writing and signed by the party to be charged.

          8.9  Waiver:  A waiver of any of the terms and conditions hereof shall
               ------
not be construed as a general waiver of the same or any other term or condition hereof or any subsequent breach thereof.

          8.10 Dispute Resolution.  Any controversy or claim arising out of, or
               ------------------
relating to, this Agreement or Employee's employment with Employer shall be settled by arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. Employer and Employee agree to the personal jurisdiction of any court of competent subject matter jurisdiction in the County of Los Angeles for the enforcement of any order or judgement related hereto. The decision of the

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arbitrator shall be final and binding upon both parties. The prevailing party in any arbitration shall be entitled to its costs and expenses (including reasonable attorneys' fees) incurred in connection with the arbitration from the other party. No punitive or exemplary damages may be awarded by the arbitrator. The foregoing provisions of this Section shall not be interpreted to restrict either party's right to pursue equitable relief from a court of competent jurisdiction.

          8.11 Waiver of Jury Trial:  BY AGREEING TO ARBITRATE, ALL PARTIES, AS
               --------------------
A PRACTICAL MATTER, HAVE WAIVED THE RIGHT TO JURY TRIAL. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by any of them against any other party on any matters whatsoever arising out of or in any way connected with this Agreement, provided that all actions brought under this Agreement shall be brought in the State of California.

          8.12 Restriction of Sale of Stock:  Without the consent in writing of
               ----------------------------
Employer, Employee shall not, during his Employment, sell stock of the Employer which is owned by Employee (being 39,500 shares) as of the date of this Agreement, but Employee may sell shares if he subsequently acquires shares and, after said sale, retains at least 39,500 shares, adjusted for stock dividends, stocks splits and similar events. For purposes of this Section 8.12 "sell" shall also include gift, assignment, transfer, hypothecation, grant, conveyance or any disposition or encumbrance, in whole or part, or of any rights related to stock (including, but not limited to, voting or dividend rights).

          WHEREFORE, the parties hereby execute this Agreement this 23rd day of December, 1997.


                         EMPLOYER:

                         AMERICAN OFFICE PARK PROPERTIES, INC.

                         By: /s/ David Goldberg
                            _____________________________
                              Name: David Goldberg

                              Title: Authorized Agent

                         EMPLOYEE:

                         /s/ Ronald L. Havner, Jr.
                         ___________________________________
                         RONALD L. HAVNER, JR.

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